ALOSTAR BANK OF COMMERCE
Consolidated Financial Statements
December 31, 2016
(With Independent Auditors’ Report Thereon)

KPMG LLP
Suite 1800
420 20th Street North Birmingham, AL 35203-3207

Independent Auditors’ Report

The Board of Directors
AloStar Bank of Commerce:

We have audited the accompanying consolidated financial statements of AloStar Bank of Commerce and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of income, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AloStar Bank of Commerce and its subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/KPMG LLP

Birmingham, Alabama
March 31, 2017

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

ALOSTAR BANK OF COMMERCE
Consolidated Balance Sheet
December 31, 2016
(Dollars in thousands, except share amounts)
Assets	2016
Cash and due from banks	$1,867
Federal funds sold	21,953
Interest-bearing deposits in other banks	126,995
Cash and cash equivalents	150,815
Investment securities available-for-sale, at fair value	85,677
Loans covered by shared loss agreements	12,085
Noncovered loans, net of unearned income	709,810
Total loans, net of unearned income	721,895
Allowance for loan losses	(9,511)
Net loans	712,384
Premises and equipment, net of accumulated depreciation	579
Intangible assets	46
FDIC loss share receivable	214
Covered other real estate, net	72
Deferred tax asset, net	3,710
Other assets	8,003
Total assets	$961,500
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand deposits	$133,904
NOW, money market and savings deposits	234,775
Time deposits	377,369
Total deposits	746,048
Federal Home Loan Bank advances	10,124
Accrued expenses and other liabilities	16,689
Total liabilities	772,861
Stockholders’ equity:
Preferred stock, $0 par value; Authorized, 1,000,000 shares;
issued and outstanding, 0 shares	—
Common stock, $0 par value; Authorized, 19,000,000 shares; issued and
outstanding, 8,037,018 shares	—
Surplus	157,640
Retained earnings	31,696
Accumulated other comprehensive (loss), net	(697)
Total stockholders’ equity	188,639
Total liabilities and stockholders’ equity	$961,500

See accompanying notes to consolidated financial statements.

ALOSTAR BANK OF COMMERCE
Consolidated Statement of Income
Year ended December 31, 2016
(Dollars in thousands)
2016
Interest income:
Interest and fees on loans	$39,056
Interest on investment securities:
Taxable	1,689
Nontaxable	103
Interest on federal funds sold	29
Other interest income	793
Total interest income	41,670
Interest expense:
Interest on deposits	6,488
Interest on federal funds purchased	1
Interest on Federal Home Loan Bank advances	913
Total interest expense	7,402
Net interest income	34,268
Provision for loan losses	1,537
Net interest income after provision for loan losses	32,731
Noninterest income:
Service charges on deposit accounts	1,096
Commissions and fees	4,239
Gain on sale of available-for-sale securities	421
Other operating income	936
Total noninterest income	6,692
Noninterest expense:
Salaries and employee benefits	17,252
Net occupancy expense	851
Equipment expense	280
Other operating expense	8,421
Total noninterest expense	26,804
Income before income taxes	12,619
Income tax expense	4,818
Net income	$7,801

See accompanying notes to consolidated financial statements.

ALOSTAR BANK OF COMMERCE
Consolidated Statement of Comprehensive Income (Loss)
Year ended December 31, 2016
(Dollars in thousands)
2016
Net income	$7,801
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on securities available-for-sale:
Net change in unrealized (loss) on securities
available-for-sale, net of tax of ($523) thousand	(843)
Reclassification adjustment for gains on securities
available-for-sale, net of tax, of $161 thousand
included in net income	260
Other comprehensive (loss), net of tax	(583)
Comprehensive income	$7,218

See accompanying notes to consolidated financial statements.

ALOSTAR BANK OF COMMERCE
Consolidated Statement of Changes in Stockholders’ Equity
Year ended December 31, 2016
(Dollars in thousands, except share amounts)
					Accumulated
					other
					comprehensive	Total
	Common stock			Retained	income	stockholders’
	Shares	Amount	Surplus	earnings	(loss), net	equity
Balance at December 31, 2015	8,036,018	$—	$157,581	$23,895	$(114)	$181,362
Common stock activity:
Stock-based compensation	1,000	—	—	—	—	—
Share-based payment compensation expense	—	—	59	—	—	59
Comprehensive income:
Net income	—	—	—	7,801	—	7,801
Other comprehensive (loss), net of tax	—	—	—	—	(583)	(583)
Balance at December 31, 2016	8,037,018	$—	$157,640	$31,696	$(697)	$188,639

See accompanying notes to consolidated financial statements.

ALOSTAR BANK OF COMMERCE
Consolidated Statement of Cash Flows
Year ended December 31, 2016
(Dollars in thousands)
2016
Cash flows from operating activities:
Net income	$7,801
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Accretion and amortization of securities	1,097
Depreciation and amortization	185
Amortization and accretion of purchase accounting adjustments	691
Provision for deferred taxes	(694)
Provision for loan losses	1,537
Gain on the sale of investment securities, net	(421)
Gain on the sale of foreclosed property	(518)
Write-downs on foreclosed property	1
Stock based compensation	59
Change in other assets	725
Change in other liabilities	(3,538)
Net cash provided by operating activities	6,925
Cash flows from investing activities:
Purchases of investment securities available-for-sale	(12,016)
Proceeds from sales of investment securities available-for-sale	20,572
Proceeds from maturities of investment securities available-for-sale	24,651
Net change in loans	(8,700)
Proceeds from sales of other real estate	4,379
FDIC reimbursements	1,397
Capital expenditures	(107)
Net cash provided by investing activities	30,176
Cash flows from financing activities:
Net change in deposits	95,203
Net change in Federal Home Loan Bank advances	(30,808)
Net cash provided by financing activities	64,395
Net change in cash and cash equivalents	101,496
Cash and cash equivalents, beginning of period	49,319
Cash and cash equivalents, end of period	$150,815
Supplemental disclosures of cash flow information:
Interest	$6,660
Income taxes	7,198
Supplemental disclosures of noncash transactions:
Loans transferred to other real estate	841

See accompanying notes to consolidated financial statements.

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

(1)	Summary of Significant Accounting Policies

(a)	Basis of Presentation and Principles of Consolidation
The consolidated financial statements include the accounts of AloStar Bank of Commerce (AloStar, or the Bank) and its wholly owned nonbank subsidiaries, ARG Quality Properties, LLC and ARG Properties Acquisition, LLC.
The accounting and reporting policies of AloStar Bank of Commerce and its subsidiaries (the Company) are in accordance with accounting principles generally accepted in the United States of America (GAAP). Additionally, where applicable, the policies conform to the accounting and reporting guidelines prescribed by bank regulatory authorities.

(b)	Consolidation
The consolidated financial statements include the accounts of the Company. All intercompany accounts and transactions have been eliminated.

(c)	Use of Estimates
In preparing consolidated financial statements in conformity with GAAP and with general practices followed by the banking industry, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Fair Value Accounting
Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 820, Fair Value Measurements, establishes a framework for using fair value. It defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of the observable inputs that may be used to measure fair value. An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

(e)	Common Stock
During 2016, the Company awarded 1,000 shares of common stock, as part of its employee compensation plan. As of December 31, 2016 there is $32 thousand of unamortized time based vesting stock compensation expense which will be amortized between January 2017 and July 2018. The achievement of the performance vesting condition related to the performance based awards is not considered probable as of December 31, 2016. Therefore, no expense has been accrued for these performance based awards.

(f)	Acquisition Accounting
In accordance with FASB ASC Topic 805, Business Combinations, acquisitions are accounted for under the purchase method of accounting. Purchased assets, including identifiable intangibles, and assumed liabilities are recorded at their respective acquisition date fair values. If the fair value of net assets purchased exceeds the consideration given, a “bargain purchase gain” is recognized. If the consideration given exceeds the fair value of the net assets received, goodwill is recognized. Fair values are subject

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ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

to refinement for up to one year after the closing date of an acquisition as information relative to closing date fair values becomes available. Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date, with no carryover of the related allowance for loan losses. See note 1(j) for accounting policy regarding loans acquired in a business combination.
All identifiable intangible assets that are acquired in a business combination are recognized at fair value on the acquisition date. Identifiable intangible assets are recognized separately if they arise from contractual or other legal rights or if they are separable (i.e., capable of being sold, transferred, licensed, rented, or exchanged separately from the entity).
The Company has made no acquisitions during 2016. On April 15, 2011, the State of Alabama Banking Department closed Nexity Bank (Nexity), a 10‑year old financial institution headquartered in Birmingham, Alabama and appointed the FDIC as receiver. On the same date, AloStar entered into a purchase and assumption agreement with the FDIC under which AloStar agreed to assume essentially all of the deposits, other than brokered deposits, and purchased essentially all of the assets of Nexity.

(g)	Investment Securities
Under FASB ASC Topic 320, Accounting for Certain Investments in Debt and Equity Securities, management determines at the time of purchase the classification of investment securities as either held-to-maturity, available-for-sale, or trading. In determining such classification, debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. Trading securities are carried at estimated fair value with gains and losses included in the income statement. At December 31, 2016, all investment securities are classified as available-for-sale and carried at estimated fair value with unrealized gains and losses included in stockholders’ equity on an after‑tax basis as accumulated other comprehensive income. Realized gains and losses are recognized on the specific identification method. Premiums and discounts are included in the basis of investment securities and are recognized in income using the effective interest method.
For securities with an unrealized loss, an other‑than‑temporary impairment write‑down is triggered when (1) the Company has the intent to sell a debt security, (2) it is more likely than not that the entity will be required to sell the debt security before recovery of its amortized cost basis, or (3) the entity does not expect to recover the entire amortized cost basis of the debt security. If the Company has the intent to sell a debt security or if it is more likely than not that it will be required to sell the debt security before recovery, the other‑than‑temporary write‑down is equal to the entire difference between the debt security’s amortized cost and its fair value. If the Company does not intend to sell the security or it is not more likely than not that it will be required to sell the security before recovery, the other‑than‑temporary impairment write‑down is separated into the amount that is credit related (credit loss component) and the amount due to all other factors. The credit loss component is recognized in earnings as a realized loss in gain on sale of available-for-sale securities and is recorded as the difference between the security’s amortized cost basis and the present value of its expected future cash flows. The remaining difference between the security’s fair value and the present value of future expected cash flows is due to factors that are not credit related and is recognized in other comprehensive income, net of applicable taxes. There were no other-than-temporary impairment charges in 2016.

(h)	Commissions and Fees
Fee income is derived from servicing loans secured by accounts receivable, inventory, equipment, and real estate. Fee income mostly includes servicing, accommodation, facility, and unused line fees.

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ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

(i)	Loans and Allowance for Loan Losses
Net nonrefundable fees and direct costs of loan originations are deferred and amortized over the lives of the underlying loans as an adjustment to interest income or noninterest expense in accordance with FASB ASC Subtopic 310‑20, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases. Loans are secured by accounts receivable, inventory, equipment, and real estate. AloStar evaluates loan to collateral value as well as debt service coverage for the noncovered loans (loans originated after April 15, 2011).
Loans are placed on nonaccrual when interest or principal on a loan becomes 90 days past due or serious doubt exists as to collectability, the accrual of income is discontinued, previously unpaid accrued interest is reversed against current earnings, and any subsequent interest received is applied to the principal balance of the loan. When collection of the remaining recorded principal balance is no longer in doubt, the loan may be returned to accrual status when none of the loan’s principal and interest is due and unpaid (including past due principal and interest) and repayment of the remaining contractual principal and interest is expected and there has been a sustained period of repayment performance after the loan has been brought current by the borrower of at least six months, in accordance with the loan’s contractual terms.
All loans that are placed on nonaccrual status are further analyzed to determine if they should be classified as impaired loans. The Company measures loans for impairment when it is probable that all amounts, including principal and interest, will not be collected in accordance with the contractual terms of the loan agreement. It is the Company’s policy to apply these provisions to all impaired loans on a loan‑by‑loan basis.
For loans accounted for under FASB ASC Subtopic 310‑20, the allowance for loan losses is maintained at a level considered adequate by management to provide for losses inherent in the loan portfolio. Management’s evaluation of the adequacy of the allowance is based on a review of individual loans, recent AloStar or industry loss experience, current economic conditions, risk characteristics of the various classifications of loans, underlying collateral values, and other relevant factors.
The allowance for loan losses consists of specific and general components. The specific component relates to loans that are classified as impaired. For impaired loans, an allowance is established when the discounted cash flows, collateral value, or observable market price of the impaired loan is lower than the carrying value of that loan. The general component relates to loans that are classified as performing. This general component is established based on quantitative and qualitative factors which include AloStar historical and industry loss information, peer analysis, and management judgment.
The estimated loan loss for all loan segments is adjusted for management’s estimate of probable losses for a number of qualitative factors that have not been considered in the quantitative analysis. The qualitative categories used to quantify the risks with each of these categories are subjectively selected by management, but measured by objective measurements period over period. The data for each measurement may be obtained from internal or external sources. The current period measurements are evaluated and assigned a factor commensurate with the current level of risk relative to past measurements over time. The resulting factor is applied to the non-impaired loan portfolio. This amount represents estimated probable incurred credit losses which exist, but have not been identified either in its risk rating or impairment process, and are not captured through the quantitative loss models as of the balance sheet date, and is based upon trend assessments in the following nine qualitative factors:

•	Changes in lending policies and procedures

•	Changes in economic and business conditions

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ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

•	Changes in nature and volume of the loan portfolio

•	Changes in lending management and staff

•	Changes in volume and severity of past due, nonaccrual, adverse loans

•	Changes in quality of loan review system

•	Changes in value of underlying collateral

•	Existence and effect of concentrations of credit

•	Other external factors
Furthermore, allowance peer group information is evaluated. The qualitative allowance, as determined by the processes noted above, is increased or decreased for each loan segment based on the assessment of these various qualitative factors.
Losses on loans are charged to and recoveries are credited to the allowance at the time the loss or recovery occurs. It is possible that a change in the relevant factors used in management’s evaluation may occur in the future.

(j)	Accounting for Covered Loans and Related FDIC Loss Share Receivable
Loans acquired in a FDIC‑assisted acquisition subject to a FDIC shared loss agreement are referred to as “covered loans” and reported separately on the consolidated balance sheet. The Company has accounted for the Nexity acquisition in accordance with FASB ASC Topic 805, Business Combinations, which requires the use of the purchase method of accounting. As such, identifiable assets acquired, including loans, have been recorded at fair value on the acquisition date. No allowance for loan losses related to the covered loans was recorded on the acquisition date because the fair value of the loans acquired incorporates assumptions regarding credit risk. Covered loans are recorded at fair value on the acquisition date in accordance with the fair value methodology prescribed in FASB ASC Topic 820, Fair Value Measurements, exclusive of the shared loss agreements with the Federal Deposit Insurance Corporation (FDIC). The fair value of the covered loans was determined using a discounted cash flow model based on assumptions regarding the amount and timing of principal and interest payments, estimated prepayments, estimated default rates, estimated loss severity in the event of defaults, current market rates, and collateral values.
Over the life of the covered impaired loans accounted for under FASB ASC Subtopic 310‑30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, the Company will continue to estimate cash flows expected to be collected on individual loans or on pools of loans sharing common risk characteristics. At each balance sheet date, the Company evaluates whether the estimated cash flows and corresponding present value of its loans, determined using the effective interest rates, has decreased and if so, recognizes a provision for loan loss in its consolidated statement of income. For any increases in cash flows expected to be collected, the Company adjusts the amount of accretable yield recognized on a prospective basis over the loan’s or pool’s remaining life.
Because the FDIC will reimburse the Company for 80% of losses on certain covered loans should the Company experience a loss, an FDIC loss share receivable was recorded at fair value at the acquisition date. Coverage for Non Single Family (NSF) losses ended on June 30, 2016. The FDIC loss share receivable was recognized at the same time as the indemnified loans, and measured on the same basis, subject to collectability or contractual limitations. The indemnification asset component of the FDIC loss share receivable reflects the reimbursements expected to be received from the FDIC, using an

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ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

appropriate discount rate, which reflects counterparty credit risk and other uncertainties. As of December 31, 2016, the FDIC loss share receivable is comprised of the indemnification asset and the net unpaid claims payable to the FDIC.
The indemnification asset will continue to be measured on the same basis as the related indemnified loans, and will be impacted by changes in estimated cash flows associated with these loans. Deterioration in the credit quality on expected cash flows of the loans (immediately recorded as an adjustment to the allowance for loan losses) would increase the indemnification asset, with the offset recorded through the consolidated statement of income. Improvements in the credit quality or cash flows of loans (reflected as an adjustment to yield and accreted into income over the remaining life of the loans) would decrease the basis of the indemnification asset, with such decrease being amortized into income over 1) the life of the loan or 2) the life of the indemnification asset, whichever is shorter. Loss assumptions used in the basis of the indemnified loans are consistent with the loss assumptions used to measure the indemnification asset. Indemnification asset amortization expense and write-downs totaled $199 thousand for the year ended December 31, 2016. As of December 31, 2016, the FDIC loss share receivable was $214 thousand. As of December 31, 2016, the indemnification asset totaled $284 thousand, and was included in the FDIC loss share receivable on the balance sheet.
Upon the determination of an incurred loss, the indemnification asset will be reduced by the amount owed to the Bank by the FDIC. A corresponding claim receivable is recorded until cash is received from the FDIC. When a recovery is received on a previously charged off covered asset, a corresponding claim payable is recorded until cash is paid to the FDIC. As of December 31, 2016, net claims payable to the FDIC totaled $70 thousand, and were recorded in the FDIC loss share receivable on the balance sheet.
Transfers of Financial Assets Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company – put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership; (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

(k)	Covered Other Real Estate, Net
All other real estate acquired in a FDIC‑assisted acquisition subject to a FDIC shared loss agreement is referred to as “covered other real estate” and reported separately on the consolidated balance sheet. Covered other real estate is reported exclusive of expected reimbursement cash flows from the FDIC. Foreclosed covered loan collateral is transferred into covered other real estate at the collateral’s net realizable value.
Covered other real estate is initially recorded at its estimated fair value on the acquisition date based on similar market comparable valuations, less estimated selling costs. Any subsequent valuation adjustments due to declines in fair value are charged to noninterest expense.

(l)	Premises and Equipment
Premises and equipment are stated at cost less accumulated depreciation, which is computed using the straight‑line method over the asset’s estimated useful life for the related assets (3 to 7 years for furniture and equipment). Leasehold improvements are depreciated over the shorter of the estimated useful life

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ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

or the remainder of the lease term. Gains or losses on dispositions are charged to other operating income or other operating expense, and improvements and betterments are capitalized.

(m)	Other Intangible Assets
AloStar has a core deposit intangible valued at $46 thousand at December 31, 2016, which is being amortized using the sum‑of‑the‑years’‑digits method over its estimated useful life of 84 months.

(n)	Income Taxes
The Bank and its subsidiaries file a consolidated federal income tax return and account for income taxes in accordance with FASB ASC Topic 740, Income Taxes. AloStar follows the accounting guidance related to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.
The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Bank determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.
Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The determination of whether or not a tax position has met the more likely than not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

(o)	Cash and Cash Equivalents
Cash and cash equivalents are defined as cash on hand, amounts due from banks, instruments with original maturities less than 90 days, and federal funds sold as cash and cash equivalents. Generally, federal funds are purchased and sold for one‑day periods.

(p)	Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

(q)	Recent Accounting Pronouncements
In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09 Revenue from Contracts with Customers (Topic 606) developed as a joint project with the International Accounting Standards Board to remove inconsistencies in revenue requirements and provide a more robust framework for addressing revenue issues. The ASU's core principle is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued Accounting Standards Update 2015-14, which deferred the effective date by one year (i.e., interim and annual reporting periods beginning after December 15, 2018). Early adoption is

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ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

permitted, but not before the original effective date (i.e., interim and annual reporting periods beginning after December 15, 2016). The ASU may be adopted using either a modified retrospective method or a full retrospective method. The Company intends to adopt the ASU during the first quarter of 2019, as required, using a modified retrospective approach. The Company’s preliminary analysis suggests that the adoption of this accounting guidance is not expected to have a material impact on the Company's consolidated financial statements as the majority of its revenue stream is generated from financial instruments which are not within the scope of this ASU. However, the Company is still evaluating the impact for other fee-based income. The FASB continues to release new accounting guidance related to the adoption of this ASU and the results of the Company’s materiality analysis may change based on conclusions reached as to the application of this new guidance.
In February 2016, the FASB issued Accounting Standards Update 2016-02 Leases guidance requiring the recognition in the statement of financial position of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The guidance requires that a lessee should recognize lease assets and lease liabilities as compared to previous GAAP that did not require lease assets and lease liabilities to be recognized for most leases. The guidance becomes effective for the Company on January 1, 2020.  The Company is currently evaluating the impact of this ASU on its consolidated financial statements.
In March 2016, the FASB issued updated guidance to Accounting Standards Update 2016-09 Stock Compensation Improvements to Employee Share-Based Payment Activity intended to simplify and improve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of such awards as either equity or liabilities and classification on the statement of cash flows. This ASU requires that all income tax effects related to settlements of share-based payment awards be reported as increases (or decreases) to income tax expense. Previously, income tax benefits at settlement of an award were reported as an increase (or decrease) to additional paid-in capital. The ASU also requires that all income tax related cash flows resulting from share-based payments be reported as operating activities in the statement of cash flows whereas cash flows were previously reported as a reduction to operating cash flows and an increase to financing cash flows. The guidance becomes effective for the Company on January 1, 2018. The impact of adopting this ASU is not expected to have a material effect on the Company’s consolidated financial statements.
In June 2016, the FASB issued Accounting Standards Update 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which introduces the current expected credit losses methodology. Among other things, the ASU requires the measurement of all expected credit losses for financial assets, including loans and available-for-sale debt securities, held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. The new model will require institutions to calculate all probable and estimable losses that are expected to be incurred through the loan's entire life. ASU 2016-13 also requires the allowance for credit losses for purchased financial assets with credit deterioration since origination to be determined in a manner similar to that of other financial assets measured at amortized cost; however, the initial allowance will be added to the purchase price rather than recorded as credit loss expense. The disclosure of credit quality indicators related to the amortized cost of financing receivables will be further disaggregated by year of origination (or vintage). Institutions are to apply the changes through a cumulative-effect adjustment to their retained earnings as of the beginning of the first reporting period in which the standard is effective. The amendments are effective for fiscal years beginning after December 15, 2020. Early application will be permitted for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

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ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

In August 2016, the FASB issued Accounting Standards Update 2016-15 Statement of Cash Flows (Topic 230) intended to reduce the diversity in practice around how certain transactions are classified within the statement of cash flows. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted with retrospective application. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.
Other than those pronouncements discussed above, there were no other recently issued accounting pronouncements that are expected to materially impact the Company.

(r)	Subsequent Events
The Company has evaluated transactions, events, and circumstances for consideration or disclosure through March 31, 2017, the date these consolidated financial statements were available to be issued, and has reflected or disclosed those items within the consolidated financial statements and related footnotes as deemed appropriate.
In February 2017, we extended a proposal for early termination to the FDIC related to the outstanding shared loss agreements in place at December 31, 2016. We expect the agreement for early termination to be executed during 2017. Upon execution, the agreement would terminate the obligations of both the Company and the FDIC under the shared loss agreements and would result in a gain on the FDIC true-up liability. The gain would be recorded in the consolidated statements of income.

(2)	Restrictions on Cash and Due from Bank Accounts
The Bank is required by regulation to maintain average cash reserve balances based on a percentage of deposits. The required cash reserve balance for the year ended December 31, 2016 was $4.3 million. At December 31, 2016, the Bank had cash at the Federal Reserve Bank of $101.7 million, which is included in interest‑bearing deposits in other banks. This includes the required cash reserve balances of $4.3 million.

(3)	Investment Securities
The amortized cost and fair value of investment securities available-for-sale at December 31, 2016 are presented below (dollars in thousands):

		Gross	Gross
	Amortized	unrealized	unrealized
	cost	gains	losses	Fair value

Securities of U.S. government-sponsored mortgage-backed securities	$84,325	94	(1,323)	83,096
Tax-exempt municipals	2,481	100	—	2,581

Total investment securities	$86,806	194	(1,323)	85,677

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

The amortized cost and fair value of debt securities available-for-sale at December 31, 2016, based on contractual maturities, are shown below. Actual maturities may differ from contractual maturities shown below because borrowers have the right to prepay obligations with or without prepayment penalties.

	Amortized
	cost	Fair value
	(Dollars in thousands)
Due in one year or less	$22,144	21,948
Due after one year through five years	44,194	43,635
Due after five years through ten years	16,668	16,306
Due after ten years	3,800	3,788
	$86,806	85,677

The following table reflects the gross unrealized losses and fair values of the Company’s investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	losses	value	losses	value	losses
December 31, 2016
Securities of U.S. government-sponsored mortgage-backed securities	$64,973	(1,112)	10,775	(211)	75,748	(1,323)
Total investment securities	$64,973	(1,112)	10,775	(211)	75,748	(1,323)

As shown in the table above, at December 31, 2016, AloStar had unrealized losses of $1.3 million on $75.7 million of available-for sale securities. The unrealized losses associated with these investment securities are primarily driven by changes in interest rates and are not due to the credit quality of the securities. Other factors evaluated included geographic concentrations, credit ratings, and other performance indicators of the underlying asset. As of December 31, 2016, the Company had no intent to sell these securities and it was not more likely than not that the Company would be required to sell the securities before recovery of their amortized cost bases, which may be maturity. Management does not consider these securities to be other‑than‑temporarily impaired at December 31, 2016. During 2016, no impairment charge was recorded on investment securities.
Investment securities with a fair value of $12.4 million at December 31, 2016, were pledged as collateral for borrowed funds and for other purposes as required or permitted by law. During 2016, AloStar sold investment (available-for-sale) securities for $20.6 million on which a gain of $421 thousand was recognized.
Nonmarketable equity securities representing the Bank’s investment in the FHLB Atlanta were carried at cost totaling $1.2 million at December 31, 2016 and are included in other assets. These securities have no quoted market values and are, therefore, carried at cost. Management reviews these securities for impairment based on the ultimate recoverability of the cost basis in these securities. The Bank is required to maintain an investment in capital stock of the FHLB based on its level of borrowings and other relationships with the FHLB. Management has concluded that there is no impairment in the above equity securities carried at cost.

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

(4)	Loans and Allowance for Loan Losses
Loans at December 31 comprise the following (dollars in thousands):

All Loans
2016
Real estate-construction	$150
Real estate-commercial:
Owner occupied	34,101
Other	132,893
Real estate-consumer:
Consumer	695
Equity lines	9,083
Investment property	284
Commercial and financial	544,544
Bank stock	142
Consumer	3
Gross loans	721,895
Allowance for loan losses	(9,511)
Net loans	$712,384

Included in gross loans at December 31, 2016 were:

•	$4.5 million of net deferred loan fees

•	$787 thousand in deferred costs and premiums related to loans originated or purchased after April 15, 2011
AloStar uses the following loan categories:

Real Estate – Construction: Construction and land development loans include 1-4 family construction projects and commercial construction endeavors such as apartments, condos and retail space and land acquisition and development.
Real Estate – Commercial Owner occupied: Loans to commercial customers secured by owner-occupied facilities.
Real Estate – Commercial Other: Loans to finance income-producing commercial and multi-family properties such as retail centers, hotels, medical and professional offices, single retail stores, warehouses, and apartments.
Real Estate – Consumer: Loans to consumers secured by first and second mortgages on primary residence or second home.
Real Estate – Equity: Home equity lines to consumers secured by first or second mortgage on primary residence.
Real Estate – Consumer Investment property:  Primarily loans to finance 1-4 family residential properties that are not owner occupied.
Commercial and Financial: Loans to finance business operations, equipment purchase, or other needs for small and medium-sized commercial customers, which are secured by assets of the borrower other than real estate.

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

Bank Stock: Primarily loans to individuals to purchase stock in community banks.
Consumer: Loans to individuals both secured by personal property and unsecured.
In the ordinary course of business, AloStar has granted loans to certain related parties, including officers and employees. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Related party loans totaled $195 thousand as of December 31, 2016. None of these loans were past due or impaired as of December 31, 2016.

Loans – Covered
2016
(Dollars in thousands)
Real estate-construction	$150
Real estate-commercial:
Owner occupied	—
Other	682
Real estate-consumer:
Consumer	695
Equity lines	9,083
Investment property	284
Commercial and financial	1,049
Bank stock	142
Gross loans	12,085
Allowance for loan losses	(543)
Net loans	$11,542

Loans – Noncovered
2016
(Dollars in thousands)
Real estate-commercial:
Owner occupied	$34,101
Other	132,211
Commercial and financial	543,495
Consumer	3
Gross loans	709,810
Allowance for loan losses	(8,968)
Net loans	$700,842

On April 15, 2011, AloStar entered into a purchase and assumption agreement with the FDIC in which AloStar agreed to assume all of the deposits, other than brokered certificates of deposit, and essentially all of the assets of Nexity. Loans covered under shared loss agreements are loans acquired on April 15, 2011. Noncovered loans were originated after April 15, 2011 and are not covered under loss share.

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

The following tables present selected loan maturities and interest rate type at December 31, 2016 (dollars in thousands):

All Loans – 2016
	One year	One to	Over five
	or less	five years	years	Total
Types of loans:
Real estate – construction	$150	—	—	150
Real estate – commercial:
Owner occupied	—	34,101	—	34,101
Other	—	131,658	1,235	132,893
Real estate – consumer:
Consumer	—	—	695	695
Equity lines	—	399	8,684	9,083
Investment property	—	40	244	284
Commercial and financial	130,442	414,102	—	544,544
Bank stock	9	87	46	142
Consumer	3	—	—	3
Total loans	$130,604	580,387	10,904	721,895
Total of loans above with:
Fixed interest rates	$1,018	1,135	1,525	3,678
Variable interest rates	129,586	579,252	9,379	718,217
Total loans	$130,604	580,387	10,904	721,895

Covered Loans – 2016
	One year	One to	Over five
	or less	five years	years	Total
Types of loans:
Real estate – construction	$150	—	—	150
Real estate – commercial:
Other	—	96	586	682
Real estate – consumer:
Consumer	—	—	695	695
Equity lines	—	399	8,684	9,083
Investment property	—	40	244	284
Commercial and financial	1,006	43	—	1,049
Bank stock	9	87	46	142
Total loans	$1,165	665	10,255	12,085
Total of loans above with:
Fixed interest rates	$1,015	83	876	1,974
Variable interest rates	150	582	9,379	10,111
Total loans	$1,165	665	10,255	12,085

1

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

Noncovered Loans – 2016
	One year	One to	Over five
	or less	five years	years	Total
Types of loans:
Real estate – commercial:
Owner occupied	$—	34,101	—	34,101
Other	—	131,562	649	132,211
Commercial and financial	129,436	414,059	—	543,495
Consumer	3	—	—	3
Total loans	$129,439	579,722	649	709,810
Total of loans above with:
Fixed interest rates	$3	1,052	649	1,704
Variable interest rates	129,436	578,670	—	708,106
Total loans	$129,439	579,722	649	709,810

The following is a summary of current, accruing past‑due, and nonaccrual loans by portfolio class as of December 31, 2016 for all loans (dollars in thousands).

All Loans – 2016
		Accruing	Accruing	Total
		30 – 89 days	greater than	accruing		Total
	Current	Past due	90 days	loans	Nonaccrual	loans
Real estate – construction	$25	—	—	25	125	150
Real estate – commercial:
Owner occupied	32,178	—	—	32,178	1,923	34,101
Other	132,893	—	—	132,893	—	132,893
Real estate – consumer:
Consumer	695	—	—	695	—	695
Equity lines	8,901	—	—	8,901	182	9,083
Investment property	245	—	—	245	39	284
Commercial and financial	533,664	5,636	—	539,300	5,244	544,544
Bank stock	142	—	—	142	—	142
Consumer	3	—	—	3	—	3
Total	$708,746	5,636	—	714,382	7,513	721,895

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

Covered Loans – 2016
		Accruing	Accruing	Total
		30 – 89 days	greater than	accruing		Total
	Current	Past due	90 days	loans	Nonaccrual	loans
Real estate – construction	$25	—	—	25	125	150
Real estate – commercial:
Other	682	—	—	682	—	682
Real estate – consumer:
Consumer	695	—	—	695	—	695
Equity lines	8,901	—	—	8,901	182	9,083
Investment property	245	—	—	245	39	284
Commercial and financial	1,049	—	—	1,049	—	1,049
Bank stock	142	—	—	142	—	142
Total	$11,739	—	—	11,739	346	12,085

Noncovered Loans – 2016
		Accruing	Accruing	Total
		30 – 89 days	greater than	accruing		Total
	Current	Past due	90 days	loans	Nonaccrual	loans
Real estate – commercial:
Owner occupied	$32,178	—	—	32,178	1,923	34,101
Other	132,211	—	—	132,211	—	132,211
Commercial and financial	532,615	5,636	—	538,251	5,244	543,495
Consumer	3	—	—	3	—	3
Total	$697,007	5,636	—	702,643	7,167	709,810

Under acquired impaired loan accounting, acquired loans accounted for under ASC Subtopic 310‑30 are generally considered accruing, as the loans accrete interest income over the estimated life of the loan when expected cash flows are reasonably estimable. Accordingly, acquired impaired loans that are contractually past due are still considered to be accruing and are included as “current” in the tables above, as long as the estimated cash flows are received as expected.
The allowance for loan losses as of and for the year ended December 31, 2016 is presented below (dollars in thousands).

	Year ended
	December 31, 2016
	Covered	Noncovered	Total
Balance as of December 31, 2015	$990	10,343	11,333
Provision for loan losses	(652)	2,189	1,537
Recoveries	846	389	1,235
Charge offs	(641)	(3,953)	(4,594)
Ending balance	$543	8,968	9,511

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

For covered loans during 2016, the Company recorded a credit to the provision expense of $652 thousand and indemnification asset amortization expense of $199 thousand.
There were no significant changes to accounting policies or methodology related to loans and the allowance for loan losses in 2016.
The following tables detail the allowance for loan losses at December 31, 2016 by portfolio segment (dollars in thousands):

	Covered Loans
	December 31, 2016
	Real estate –	Real estate –	Real estate –	Commercial	Bank
	construction	commercial	consumer	and financial	stock	Total
Allowance for loan losses	$6	33	439	53	12	543
Individually evaluated	—	—	53	4	11	68
Collectively evaluated	6	33	374	49	1	463
Loans acquired with deteriorated credit quality	—	—	12	—	—	12
Total loans	150	682	10,062	1,049	142	12,085
Individually evaluated	—	—	381	49	133	563
Collectively evaluated	125	682	9,659	1,000	9	11,475
Loans acquired with deteriorated credit quality	25	—	22	—	—	47

	Noncovered Loans
	December 31, 2016
	Real estate –	Commercial
	commercial	and financial	Consumer	Total
Allowance for loan losses	$1,989	6,979	—	8,968
Individually evaluated	—	503	—	503
Collectively evaluated	1,989	6,476	—	8,465
Total loans	166,312	543,495	3	709,810
Individually evaluated	1,923	5,244	—	7,167
Collectively evaluated	164,389	538,251	3	702,643

(a)	Credit Quality Indicators
The credit quality of the loan portfolio is analyzed no less frequently than quarterly, using categories similar to the standard asset classification system used by the federal banking agencies. The following tables present credit quality indicators for the loan portfolio segments and classes. These categories are utilized to develop the associated allowance for loan losses using AloStar or industry historical losses adjusted for current economic conditions and are defined as follows:

•
Pass – loans that are well protected by the current net worth and paying capacity of the obligor (or guarantors, if any) or by the fair value, less the cost to acquire and sell, of any underlying collateral.

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

•
Special Mention – loans with potential weakness that may, if not reversed or corrected, weaken the credit or inadequately protect the Company’s position at some future date. These loans are not adversely classified and do not expose an institution to sufficient risk to warrant an adverse classification.

•	Accruing Substandard – Accruing substandard loans exhibit a well-defined weakness, which presently jeopardizes debt repayment, even though they are currently performing.

•
Nonaccrual – Loans are required to be placed on nonaccrual when they become 90 days past due unless they are well secured and are in the process of collection. A loan will be considered “well secured” if it is secured (1) by liens on or pledges of real or personal property, including securities that have a realizable value sufficient to discharge the loan in full, including accrued interest or (2) by the guarantee of a party with appropriate financial strength. A loan will be considered “in process of collection” if the collection process is proceeding in due course through legal actions or if the collection efforts are reasonably expected to result in repayment of the loan in full or in its restoration to a fully current status. If a loan is reported as 90 days past due solely due to a maturity, the borrower is otherwise continuing to make timely loan payments, and the Bank is in the process of documenting a renewal, such loans may also be considered “in the process of collection”. While most nonaccrual loans will be 90 days or more past due, payment status should not be the sole determinant of accrual status. Loans for which the full collection of interest and principal is in doubt should also be placed on nonaccrual status, irrespective of the payment status of the loan.

	All Loans
	December 31, 2016
		Special	Accruing
	Pass	mention	substandard	Nonaccrual	Total loans
	(Dollars in thousands)
Real estate – construction	$—	—	25	125	150
Real estate – commercial:
Owner occupied	23,447	8,731	—	1,923	34,101
Other	132,797	—	96	—	132,893
Real estate – consumer:
Consumer	303	50	342	—	695
Equity lines	7,990	682	229	182	9,083
Investment property	—	—	245	39	284
Commercial and financial	514,380	24,920	—	5,244	544,544
Bank stock	142	—	—	—	142
Consumer	3	—	—	—	3
Total	$679,062	34,383	937	7,513	721,895

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

	Covered Loans
	December 31, 2016
		Special	Accruing
	Pass	mention	substandard	Nonaccrual	Total loans
	(Dollars in thousands)
Real estate – construction	$—	—	25	125	150
Real estate – commercial:
Other	586	—	96	—	682
Real estate – consumer:
Consumer	303	50	342	—	695
Equity lines	7,990	682	229	182	9,083
Investment property	—	—	245	39	284
Commercial and financial	1,049	—	—	—	1,049
Bank stock	142	—	—	—	142
Total	$10,070	732	937	346	12,085

	Noncovered Loans
	December 31, 2016
		Special	Accruing
	Pass	mention	substandard	Nonaccrual	Total loans
	(Dollars in thousands)
Real estate – commercial:
Owner occupied	$23,447	8,731	—	1,923	34,101
Other	132,211	—	—	—	132,211
Commercial and financial	513,331	24,920	—	5,244	543,495
Consumer	3	—	—	—	3
Total	$668,992	33,651	—	7,167	709,810

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

(b)	Impaired Loans
The following table sets forth certain information regarding the Company’s impaired loans, excluding loans accounted for under FASB ASC Subtopic 310‑30, which were individually evaluated for impairment at December 31, 2016. Loans that have been fully charged off do not appear in the following table. The related allowance generally represents the following components, which correspond to impaired loans.

	December 31, 2016
		Unpaid		Average	YTD interest
	Recorded	principal	Related	recorded	income
	investments	balance	allowance	investment	recognized
	(Dollars in thousands)
With no allowance recorded:
Commercial and financial	$1,531	6,634	—	13,749	(5)
Real estate – commercial owner occupied	1,923	1,923	—	632	—
Real estate – consumer consumer	97	98	—	100	2
Total	3,551	8,655	—	14,481	(3)
With allowance recorded:
Bank stock	133	133	11	141	6
Commercial and financial	3,762	3,896	507	6,456	386
Real estate – consumer investment property	284	322	53	363	13
Total	4,179	4,351	571	6,960	405

Total impaired loans	$7,730	13,006	571	21,441	402

(c)	Troubled Debt Restructurings
The restructuring of a loan is considered a “troubled debt restructuring” (TDR) if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession. Concessions may include interest rate reductions to below market interest rates, principal forgiveness, restructuring amortization schedules, and other actions intended to minimize potential losses.

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

The following table sets forth information regarding troubled debt restructuring, excluding loans accounted for under ASC Subtopic 310‑30.

	As of Year Ended December 31, 2016
		Pre-	Post-
		Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	contracts	Investment	Investment
Real estate – consumer	4	$381	381
Commercial and financial	6	1,579	1,579
Bank stock	2	133	133
Total	12	$2,093	2,093

There was one new TDR in 2016 in the amount of $97 thousand, which represents both the pre-modification and post-modification amounts.
The Company has not had any troubled debt restructurings that subsequently defaulted within 12 months of restructure in the year ended December 31, 2016. For purposes of this disclosure, the Company defines payment default as generally 90 plus days past due.

(5)	Covered Loans, Covered Other Real Estate, and FDIC Loss Share Receivable

(a)	Covered Loans
For covered impaired loans, AloStar (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the undiscounted contractual cash flows) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the undiscounted expected cash flows). Under acquired impaired loan accounting, the difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the loss exposure of contractual principal and interest related to the covered acquired impaired loan portfolio, and such amount is subject to change over time based on the performance of such covered loans. The carrying value of covered acquired impaired loans is reduced by payments received, both principal and interest, and increased by the portion of the accretable yield recognized as interest income.
The excess of expected cash flows at acquisition over the initial fair value of acquired impaired loans is referred to as the “accretable yield” and is recorded as interest income over the estimated life of the loans using the effective yield method if the timing and amount of the future cash flows is reasonably estimable. Increases in expected cash flows over those originally estimated increase the accretable yield and are recognized as interest income prospectively. Decreases in the amount and changes in the timing of expected cash flows result in an impairment that results in a provision for loan losses and the establishment of an allowance for loan losses.
Following the acquisition, AloStar aggregated loans into pools of loans with common credit risk characteristics, such as loan type and similar collateral. Loan pools were initially booked at the aggregate fair value of the loan pool, based on the present value of AloStar’s expected cash flows from the loans.

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

The following table presents acquisition date information for covered loans acquired as of the date of the Nexity acquisition subject to ASC Subtopic 310‑30 (dollars in thousands):

Loans Acquired Subject to ASC Subtopic 310-30
At acquisition date:
Contractually required principal and interest	$143,960
Nonaccretable difference	(59,863)
Cash flows expected to be collected	84,097
Accretable yield	(15,868)
Fair value at acquisition date	$68,229

As of December 31, 2016, the loans had an unpaid principal balance of $48 thousand and a carrying amount of $48 thousand. The Company recorded $0 in accretion during 2016 and the accretable yield as of December 31, 2016 was $0.

(b)	Covered Other Real Estate, Net
As of the date of the Nexity acquisition, AloStar acquired $28.6 million in covered other real estate. At December 31, 2016 covered other real estate consisted of the following types of properties (dollars in thousands):

2016
Real estate – construction	$72
Total covered other real estate, net	$72

(c)	FDIC Loss Share Receivable
AloStar has elected to account for amounts receivable under FDIC shared loss agreements as an FDIC loss share receivable in accordance with FASB ASC Topic 805. The FDIC loss share receivable was initially recorded at fair value, based on the discounted value of expected future cash flows under the shared loss agreements.
The FDIC loss share receivable is reviewed periodically and adjusted for any changes in expected cash flows based on recent performance and expectations for future performance of covered loans and covered other real estate. These adjustments are measured on the same basis as the related covered loans and covered other real estate. Any increases in cash flow of the covered loans and covered other real estate over those expected will reduce the FDIC loss share receivable, and any decreases in cash flow of the covered loans and covered other real estate under those expected will increase the FDIC loss share receivable. Increases and decreases to the FDIC loss share receivable (excluding impairments) will be recorded as adjustments to noninterest expense. Impairments will be recorded as adjustments to the provision for loan loss expense.

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

The following table presents the FDIC loss share receivable activity during 2016 (dollars in thousands):

2016
FDIC indemnification asset at January 1	$2,199
FDIC reimbursable losses and other adjustments	(1,716)
Net indemnification asset amortization	(199)
Carrying value of indemnification asset at December 31	284
Carrying value of payable to FDIC at December 31	(70)
Total FDIC loss share receivable	$214

Pursuant to the true‑up provisions of the shared loss agreements, AloStar may be required to reimburse the FDIC if actual losses are less than certain thresholds established in the agreements. To the extent that actual losses on covered loans and covered other real estate are less than estimated losses, the applicable true‑up payable to the FDIC upon termination of the shared loss agreements will increase. To the extent that actual losses on covered loans and covered other real estate are more than estimated losses, the applicable true‑up payable to the FDIC upon termination of the shared loss agreements will decrease. The FDIC true‑up provision is included in accrued expenses and other liabilities. Changes in the FDIC true‑up provision are recorded to noninterest expense. As of December 31, 2016, the projected true‑up payable to the FDIC was $7.4 million.

(6)	Premises and Equipment
Premises and equipment at December 31 consist of the following (dollars in thousands):

2016
Leasehold improvements	$379
Furniture and equipment	1,296
Total	1,675
Accumulated depreciation	1,096
Net premises and equipment	$579

Provision for depreciation included in noninterest expense in 2016 was $151 thousand. AloStar has entered into various noncancelable operating leases for buildings and equipment used in its operations. Certain leases have various renewal options, which include increased rentals under cost of living escalation clauses. Rental expense charged to occupancy and equipment expense in 2016 totaled $860 thousand.
At December 31, 2016, future minimum rental commitments under noncancelable operating leases that have a remaining life in excess of one year are summarized as follows (dollars in thousands):

2017	$622
2018	450
2019	134
2020	—
2021	—
Thereafter	—
Total minimum obligation	$1,206

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

(7)	Other Assets and Other Liabilities
Other assets at December 31, comprise the following (dollars in thousands):

2016
Federal Home Loan Bank stock	$1,229
Accounts receivable	117
Accrued interest on loans and securities	3,252
Income taxes receivable	2,745
Prepaid expenses	503
Software	14
Other	143
Total other assets	$8,003

Accrued expenses and other liabilities at December 31, comprise the following (dollars in thousands):

2016
Accrued interest on deposits	$2,230
Accrued interest on borrowings	78
Accrued salaries and employee benefits	4,229
Accounts payable	1,132
FDIC true up	7,437
Cash collateral on letters of credit	68
Other	1,515
Total accrued expenses and other liabilities	$16,689

(8)	Deposits
The aggregate amount of time deposits at December 31, 2016 was $377.4 million.
At December 31, 2016, the aggregate maturities of time deposits are summarized as follows (dollars in thousands):

2017	$293,666
2018	78,433
2019	4,031
2020	288
2021	951
Total	$377,369

Additionally, at December 31, 2016, approximately $79.4 million of time deposits had been issued in denominations of more than $250,000.

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

(9)	Income Taxes
The components of consolidated income tax expense (benefit) for the year ended December 31, 2016 are as follows:

2016
Current:
Federal	$4,663
State	849
Total	5,512
Deferred:
Federal	(617)
State	(77)
Total	(694)
Income tax expense	$4,818

The significant components of the Bank’s deferred tax liabilities and assets recorded pursuant to ASC Topic 740 and included in the consolidated balance sheet at December 31, 2016 are as follows:

2016
Deferred tax assets:
Unrealized gain – available-for-sale securities	$432
Excess tax basis of assets acquired and liabilities assumed over carrying value:
FHLB advances	48
Allowance for loan losses	3,671
FDIC liability	2,871
Other	572
Total deferred tax assets	7,594

Deferred tax liabilities:
Excess tax basis of assets acquired and liabilities assumed under carrying value:
Loans	$(2,537)
Other real estate owned	(130)
FDIC indemnification asset	(109)
Core deposit intangible	(18)
FHLB stock	(474)
Other	(616)
Total deferred tax liabilities	(3,884)
Net deferred tax assets	$3,710

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent on the scheduled reversal of deferred tax items, projected future taxable income, and tax planning strategies. Based upon the level of historical taxable income and projected future taxable income over the periods during which the temporary differences resulting in the deferred tax assets are deductible, management believes it is more likely than not that the Bank will realize the benefits of these deductible differences.

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

Total income tax expense differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate (34%) to pretax income as a result of the following differences for the year ended December 31, 2016:

2016
Tax expense at statutory rate	$4,328
Nontaxable income	(35)
Other nondeductible expenses	23
State income tax expense	502
Total	$4,818

AloStar applies the guidance in FASB ASC Subtopic 740‑10, Accounting for Uncertainty in Income Taxes. ASC 740‑10 provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. ASC Subtopic 740‑10 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the tax returns to determine whether the tax positions are more likely than not to be sustained by the applicable tax authority based on technical merits of the position. Tax benefits from tax positions not deemed to meet the more likely than not threshold should not be recognized in the year of determination. Management has reviewed the tax positions for all open tax years and concluded that AloStar has no material uncertain tax positions at December 31, 2016. As of December 31, 2016, AloStar has recorded no liability for net unrecognized tax benefits relating to uncertain tax positions taken or expected to be taken in future tax returns. AloStar has not recorded any penalties and/or interest related to uncertain tax positions.
AloStar files a federal U.S. tax return and various state income and franchise tax returns. AloStar is subject to examination for federal and state tax returns for the calendar years 2016, 2015, and 2014.

(10)	Short‑Term Borrowings
AloStar had no short‑term borrowings as of December 31, 2016. The maximum short-term borrowings outstanding at any month-end during 2016 was $1.0 million. The average short-term borrowings outstanding during 2016 was $158 thousand. The weighted average interest rate on short-term borrowings during 2016 was 0.43%.
The Bank has undrawn unsecured federal funds lines of credit with correspondent banks totaling $162.2 million at December 31, 2016. AloStar is a member of the FHLB and may borrow short‑term and long‑term funds up to 20% of the Bank’s total assets. As of December 31, 2016, pursuant to collateral agreements with the FHLB, advances are secured by FHLB stock (carried at cost of $1.2 million), mortgage‑backed securities totaling $12.5 million, and commercial real estate and multi-family loans totaling $13.5 million.
AloStar provides clearing and cash management services to community banks. As part of this program, AloStar may retain a portion of these funds as unsecured federal funds purchased up to the limit established by the community bank. AloStar typically sells a significant portion of these funds to upstream correspondent banks. As of December 31, 2016, there were no federal funds purchased through this program.

(11)	Long‑Term Debt
Advances from the FHLB with an initial contractual maturity of more than one year totaled $10.0 million as of December 31, 2016. These advances had a recorded balance of $10.1 million as of December 31, 2016. The $124 thousand difference between recorded balance and contractual maturity at December 31, 2016 represents the unamortized purchase accounting adjustment on the FHLB debt at acquisition date. This advance

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

is collateralized by the same collateral agreements as short‑term funds from the FHLB (Note 10). The fixed interest rate on this advance was 4.67%, payable quarterly, with principal due on August 2, 2017.

(12)	Other Operating Expense
Other operating expense for the year ended December 31, 2016 included the following (dollars in thousands):

2016
Write-down of other real estate and repossessed assets and related expenses	$81
Net indemnification asset amortization	199
FDIC true up	397
FDIC insurance premiums	648
Nonperforming loan expenses	318
Legal fees	360
Consulting fees	243
Telephone and data communications	536
Software maintenance contracts	820
Director fees	510
Accounting	680
Application service providers	435
Travel and lodging	631
Other	2,563
Total	$8,421

(13)	Employee Benefit Plans
Nexity adopted a pretax savings plan (401(k) Plan), which covers substantially all employees of the Bank effective January 1, 2000. AloStar assumed the Nexity 401(k) Plan in the FDIC‑assisted acquisition on April 15, 2011. The 401(k) Plan allows for employer matching contributions and discretionary profit sharing contributions. The Board of Directors approved a discretionary employer matching contribution to the 401(k) Plan in 2011, which is still in effect in 2016. Total expenses of the 401(k) Plan, including discretionary matching amounts contributed, which are included in employee benefits expense for the year ended December 31, 2016 totaled $278 thousand.

(14)	Fair Value of Assets and Liabilities

(a)	Determination of Fair Value
The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the FASB ASC Topic 820, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.
The fair value guidance provides a consistent definition of fair value, which focuses on an exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

(b)	Fair Value Hierarchy
In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.
Level 1 – Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2 – Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.
Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities may include financial instruments whose value is determined using discounted cash flow methodologies or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The following is a description of the methods and assumptions used to estimate the fair value of each of the Bank’s financial instruments:
Many of AloStar’s financial instruments lack an available trading market as characterized by a willing buyer and a willing seller engaging in an exchange transaction. Further, AloStar’s general practice is to hold its financial instruments to maturity and not to engage in trading activities. Therefore, AloStar used significant estimates and present value calculations for the purpose of this disclosure. Such estimates involve judgments about economic conditions, risk characteristics, and future expected loss experience of various financial instruments and other factors that cannot be determined with precision.
Cash and cash equivalents: The carrying amount is a reasonable estimate of fair value.
Investment securities: Where quoted prices are available in an active market, the Company classifies the securities within Level 1 of the valuation hierarchy.
If quoted market prices are not available, the Company estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include U.S. government agency securities, tax‑exempt municipal securities, and other securities. U.S. government‑sponsored

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

mortgage‑backed securities are included in Level 2, if observable inputs are available. In cases where there is limited or no active trading market activity or less transparency around inputs to the valuation, or the securities are nonmarketable or cost basis, AloStar classifies those securities in Level 3.
Loans: For certain categories of loans, such as variable rate loans and other lines of credit, the carrying amount, adjusted for credit risk, is a reasonable estimate of fair value because there is no contractual maturity and/or AloStar has the ability to reprice the loan as interest rate shifts occur. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Because the discount rates are based on current loan rates as well as management estimates, the fair values presented may not necessarily be indicative of the value negotiated in an actual sale.
Deposit liabilities: The fair value of demand deposits, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed‑maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.
Long‑term borrowings: The fair value of long‑term borrowings is estimated using discounted cash flow analyses based on the Bank’s estimated borrowing rates at the balance sheet date for similar types of borrowing arrangements.

(c)	Assets and Liabilities Measured at Fair Value on a Recurring Basis
The following table presents financial assets and liabilities measured at fair value on a recurring basis (dollars in thousands):

	Fair value measurements as of December 31, 2016 using
		Quoted
		prices in
		active	Significant
	Assets	markets for	other	Significant
	(liabilities)	identical	observable	unobservable
	measured at	assets	inputs	inputs
	fair value	(Level 1)	(Level 2)	(Level 3)
Assets:
Securities of U.S. government-sponsored mortgage-backed securities	$83,096	—	83,096	—
Tax-exempt municipals	2,581	—	2,581	—
FDIC indemnification asset	284	—	—	284

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

(d)	Assets Measured at Fair Value on a Nonrecurring Basis
In certain circumstances, the Company makes adjustments to fair value for its assets and liabilities, although they are not measured at fair value on an ongoing basis. Following is a description of the valuation methodologies used for instruments measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheet, as well as the general classification of such instruments pursuant to the valuation hierarchy.

(e)	Covered Other Real Estate, Net and Impaired Loans
Assets are adjusted to fair value upon transfer of the loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral less selling costs. All of the Company’s other real estate is classified within Level 3 of the valuation hierarchy.
The following table presents the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy at December 31, for which a nonrecurring change in fair value has been recorded (dollars in thousands):

	Carrying value as of December 31, 2016
		Quoted prices			Net
		in active	Significant		gains
		markets for	other	Significant	(losses)
		identical	observable	observable	for the
		assets	inputs	inputs	period
	Total	(Level 1)	(Level 2)	(Level 3)	ended

Covered other real estate, net	$72	—	—	72	3
Impaired loans	7,729	—	—	7,729	(977)
Total	$7,801	—	—	7,801	(974)

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

(f)	Fair Value of Financial Instruments
The estimated fair values of the Bank’s financial instruments at December 31 are as follows (dollars in thousands):

	2016
	Carrying	Estimated
	amount	fair value
Financial assets:
Level 2 inputs:
Cash and short-term investments	$150,815	150,815
Securities available-for-sale	85,677	85,677
Level 3 inputs:
Loans	712,384	713,275
Financial liabilities:
Level 2 inputs:
Long-term borrowings	$10,124	10,210
Level 3 inputs:
Deposits	746,048	745,378

(15)	Commitments, Contingencies, and Financial Instruments with Off‑Balance‑Sheet Risk
The Company has various claims, commitments, and contingent liabilities arising from the normal conduct of business that are not reflected in the accompanying consolidated financial statements and are not expected to have any material adverse effect on the Company’s financial position or results of operations.
AloStar is a defendant in litigation and claims arising from the normal course of business. Based on consultation with legal counsel, management is of the opinion that the outcome of pending and threatened litigation will not have a material impact on the consolidated financial statements.
The Company is party to financial instruments with off‑balance‑sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit, and interest rate risk in excess of the amount recognized in the consolidated financial statements. The notional value of those instruments reflects the extent of involvement the Company has in each class of financial instruments.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements.
Standby letters of credit are conditional commitments issued by AloStar to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending credit to customers.

(Continued)

ALOSTAR BANK OF COMMERCE
Notes to Consolidated Financial Statements
December 31, 2016

AloStar’s exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit is represented by the notional value of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on‑balance‑sheet instruments. The Company requires collateral or other security to support certain financial instruments with credit risk. The notional value of these financial instruments at December 31, 2016 was $200.8 million.

	At December 31, 2016
	(in thousands)
	Next 12	13 - 36	37 -60	More than 60
	months	months	months	months	Total
Unfunded commitments	$67,560	72,915	46,318	7,399	194,192
Standby letters of credit	766	5,839	0	0	6,605

(16)	Regulatory Matters
AloStar is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, AloStar must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off‑balance‑sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors. AloStar is prohibited from paying dividends without prior approval from the regulators.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk‑weighted assets, and of Tier 1 capital to average assets as defined in the regulations.
The Bank’s actual capital amounts and ratios are presented in the following table (dollars in thousands).

					To be well capitalized
			For capital		under prompt corrective
	Actual		adequacy purpose		action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2016
Total capital (to risk-weighted assets):
AloStar Bank of Commerce	$198,835	23.26%	$68,398	8.00%	$85,498	10.00%
Tier 1 capital (to risk-weighted assets)
AloStar Bank of Commerce	189,325	22.14	51,299	6.00	68,398	8.00
Common equity Tier 1 capital (to risk-weighted assets)
AloStar Bank of Commerce	189,325	22.14	38,474	4.50	55,574	6.50
Tier 1 capital (to average assets):
AloStar Bank of Commerce	189,325	18.05	41,952	4.00	52,440	5.00